Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE REPORTS STRONG SECOND QUARTER 2018 RESULTS

KENNETT SQUARE, PA – (August 7, 2018) – Genesis Healthcare, Inc. (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced operating results for the second quarter ended June 30, 2018.

Second Quarter 2018 Results

•	US GAAP revenue in the second quarter of 2018 was $1.27 billion compared to $1.34 billion in the second quarter of 2017;

•	US GAAP net loss attributable to Genesis Healthcare, Inc. in the second quarter of 2018 was $39.6 million compared to $65.2 million in the second quarter of 2017; and

•	Adjusted EBITDA in the second quarter of 2018 was $131.2 million compared to $137.1 million in the second quarter of 2017.

“I am extremely pleased with our second quarter results as our Adjusted EBITDAR less cash lease payments exceeded Wall Street estimates and recorded year-over-year growth for the first time since 2015,” noted George V. Hager, Jr., Chief Executive Officer of Genesis.  “Although we continue to face pressure on occupancy and nursing wage inflation, I am encouraged by a number of favorable trends, including a flattening of skilled patient lengths of stay and greatly improved performance by our Rehabilitation Therapy segment.”

“These trends, coupled with continued success aggressively managing our cost structure, divesting underperforming and non-core assets, reducing lease costs and focusing our day-to-day efforts on key operational performance improvement initiatives served to more than offset lingering headwinds,” continued Hager.  “Looking ahead, we are well positioned to build on this momentum as we head into the second half of 2018.”

“I am also pleased to report that the recent changes to the CMS 5-Star Quality Rating System, meant to better reflect the quality of care in a facility, resulted in a significant improvement for Genesis.  As it relates to overall Staffing, when CMS made their changes, Genesis’ overall Staffing star rating improved from 2.7 to 3.3 stars; and our overall Quality star rating improved to more than 4 stars.”

Portfolio Optimization

Genesis has made significant progress with its strategy to exit challenging facilities and certain low density markets in order to focus on investment and growth in core, strategic markets. During 2018, Genesis has completed or is in the process of divesting or exiting the operations of 63 facilities as follows:

1)

During the second quarter, Genesis divested, exited or closed the operations of 18 facilities.  Including an additional facility divested in the first quarter of 2018, Genesis exited the operations on a total of 19 facilities since the start of the year, with approximate annual net revenue of $194.8 million, Adjusted EBITDA loss of $0.1 million and a pre-tax net loss of $25.2 million. Genesis estimates these transactions resulted in the reduction of approximately $13.8 million of annual cash lease payments.

2)

Genesis expects it will continue to exit the operations of challenging facilities and markets in the second half of the year.  Specifically, the Company expects to exit the operations of at least another 20 facilities, in addition to the 24 Texas facilities already announced.  In total, these 44 facilities generated approximate annual net revenue of $341.2 million, Adjusted EBITDA of $8.8 million and a pre-tax net loss of $24.8 million. Genesis estimates these transactions will result in the reduction of an additional $11.4 million of annual cash lease payments.

3)

In August 2018, Genesis expects to open its 12th PowerBack Rehabilitation location in a brand new state-of-the-art rehabilitation facility in Exton, PA.  PowerBack Rehabilitation offers 100% all short stay rehabilitation so patients  can return home as soon as possible.

Other Updates
Adoption and Impact of Revenue Recognition Accounting Standards

On January 1, 2018, Genesis adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606).  Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.  The impact of applying ASC 606 to the three and six months ended June 30, 2018 was a $22.0 million and $46.8 million implicit price concession, respectively, directly reducing net revenues, which previously would have been recorded as a provision for losses on accounts receivable.

If the provisions of ASC 606 were applied on a pro forma basis to the three and six months ended June 30, 2017, reported net revenue would have been $1,317.3 million and $2,682.9 million, respectively, with no impact to net loss attributed to Genesis Healthcare, Inc.

Conference Call

Genesis Healthcare, Inc. will hold a conference call at 8:30 a.m. Eastern Time on Wednesday,  August 8, 2018.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis website at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year.

About Genesis Healthcare, Inc.

Genesis Healthcare, Inc. (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with more than 440  skilled nursing facilities and assisted/senior living communities in 30 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to more than 1,600 healthcare providers in 46 states, the District of Columbia and China.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis Healthcare, Inc. and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “plans,” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated cost management, anticipated business development, anticipated financing activities and anticipated demographic and supply-demand trends facing the industry. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

• reductions and/or delays in Medicare or Medicaid reimbursement rates, or changes in the rules governing the Medicare or Medicaid programs could have a material adverse effect on our revenues, financial condition and results of operations;

• reforms to the U.S. healthcare system that have imposed new requirements on us and uncertainties regarding potential material changes to such reforms;

• revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;

• our success being dependent upon retaining key executives and personnel;

• it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees;

• recently enacted changes in Medicare reimbursements for physician and non-physician services could impact reimbursement for medical professionals;

• we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

• our physician services operations are subject to corporate practice of medicine laws and regulations. Our failure to comply with these laws and regulations could have a material adverse effect on our business and operations;

• we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice. These investigations and audits could result in adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition, and reputation;

• significant legal actions, which are commonplace in our industry, could subject us to increased operating costs, which could materially and adversely affect our results of operations, liquidity, financial condition, and reputation;

• insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

• failure to maintain effective internal control over financial reporting could have an adverse effect on our ability to report on our financial results on a timely and accurate basis;

• we may be unable to reduce costs to offset decreases in our patient census levels or other expenses timely and completely;

• completed and future acquisitions may consume significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;

• we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions, special charges and leases that are not economically efficient in the current business environment;

• our substantial indebtedness, scheduled maturities and disruptions in the financial markets could affect our ability to obtain financing or to extend or refinance debt as it matures, which could negatively impact our results of operations, liquidity, financial condition and the market price of our common stock;

• the holders of a majority of the voting power of Genesis’ common stock have entered into a voting agreement, and the voting group’s interests may conflict with the interests of other stockholders;

•  exposure to the credit and non-payment risk of our contracted customer relationships, including as a result from bankruptcy, receivership, liquidation, reorganization or insolvency, especially during times of systemic industry pressures, economic conditions, regulatory uncertainty and tight credit markets, which could result in material losses;

• some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts; and

• we are a “controlled company” within the meaning of New York Stock Exchange (NYSE) rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission,  discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.

###

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net revenues	$1,272,360	$1,341,276	$2,573,432	$2,730,408
Salaries, wages and benefits	705,754	739,402	1,441,524	1,563,896
Other operating expenses	370,555	396,316	754,715	762,137
General and administrative costs	39,046	41,151	78,921	86,237
Lease expense	32,111	38,234	65,182	74,334
Depreciation and amortization expense	63,495	60,227	114,998	124,596
Interest expense	117,955	124,288	232,992	249,042
(Gain) loss on early extinguishment of debt	(501)	2,301	9,785	2,301
Investment income	(1,631)	(1,392)	(2,678)	(2,501)
Other (income) loss	(22,220)	4,190	(22,152)	13,224
Transaction costs	3,112	3,781	15,207	6,806
Customer receivership and other related charges	—	35,566	—	35,566
Long-lived asset impairments	27,257	—	55,617	—
Goodwill and identifiable intangible asset impairments	1,132	—	1,132	—
Equity in net loss (income) of unconsolidated affiliates	38	(88)	258	(222)
Loss before income tax (benefit) expense	(63,743)	(102,700)	(172,069)	(185,008)
Income tax (benefit) expense	(886)	2,803	(539)	4,087
Loss from continuing operations	(62,857)	(105,503)	(171,530)	(189,095)
Loss from discontinued operations, net of taxes	—	(47)	—	(68)
Net loss	(62,857)	(105,550)	(171,530)	(189,163)
Less net loss attributable to noncontrolling interests	23,245	40,394	63,380	73,246
Net loss attributable to Genesis Healthcare, Inc.	$(39,612)	$(65,156)	$(108,150)	$(115,917)
Loss per common share:
Basic and diluted:
Weighted-average shares outstanding for loss from continuing operations per share	100,596	93,273	99,430	92,581
Net loss per common share:
Loss from continuing operations attributable to Genesis Healthcare, Inc.	$(0.39)	$(0.70)	$(1.09)	$(1.25)
Loss from discontinued operations, net of taxes	—	(0.00)	-	(0.00)
Net loss attributable to Genesis Healthcare, Inc.	$(0.39)	$(0.70)	$(1.09)	$(1.25)

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

(IN THOUSANDS)

	June 30,	December 31,
	2018	2017
Assets:
Current assets:
Cash and equivalents	$78,932	$54,525
Restricted cash and equivalents	6,949	4,113
Accounts receivable, net of allowances for doubtful accounts	687,970	724,138
Other current assets	154,716	157,131
Total current assets	928,567	939,907
Property and equipment, net of accumulated depreciation	3,017,243	3,413,599
Restricted cash and equivalents	57,191	—
Identifiable intangible assets, net of accumulated amortization	131,091	142,976
Goodwill	85,642	85,642
Other long-term assets	325,083	205,741
Total assets	$4,544,817	$4,787,865

Liabilities and Stockholders' Deficit:
Current liabilities:
Accounts payable and accrued expenses	$453,434	$519,493
Accrued compensation	156,773	167,368
Other current liabilities	210,221	212,333
Total current liabilities	820,428	899,194

Long-term debt	1,160,366	1,050,337
Capital lease obligations	996,059	1,025,355
Financing obligations	2,744,799	2,929,483
Other long-term liabilities	670,911	563,628
Stockholders' deficit	(1,847,746)	(1,680,132)
Total liabilities and stockholders' deficit	$4,544,817	$4,787,865

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Six months ended June 30,
	2018	2017
Net cash provided by operating activities (1)	$11,469	$69,127
Net cash (used in) provided by investing activities	(35,082)	43,736
Net cash provided by (used in) financing activities	108,047	(98,261)
Net increase in cash, cash equivalents and restricted cash and equivalents	84,434	14,602
Beginning of period	58,638	63,460
End of period	$143,072	$78,062

(1) - Net cash provided by operating activities in the six months ended June 30, 2018 and 2017 includes approximately $15.2 million and $6.8 million, respectively, of cash payments for transaction-related costs.

GENESIS HEALTHCARE, INC.

KEY PERFORMANCE AND VALUATION MEASURES

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Financial Results (in thousands)
Net revenues	$1,272,360	$1,341,276	$2,573,432	$2,730,408
EBITDA	117,707	81,815	175,921	188,630
Adjusted EBITDAR	163,326	175,351	313,943	341,041
Adjusted EBITDA	131,215	137,117	248,761	266,707
Net loss attributable to Genesis Healthcare, Inc.	(39,612)	(65,156)	(108,150)	(115,917)

INPATIENT SEGMENT:

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Occupancy Statistics - Inpatient
Available licensed beds in service at end of period	52,303	55,247	52,303	55,247
Available operating beds in service at end of period	50,182	53,265	50,182	53,265
Available patient days based on licensed beds	4,759,573	5,027,477	9,466,843	10,004,387
Available patient days based on operating beds	4,567,679	4,849,175	9,087,860	9,651,290
Actual patient days	3,840,181	4,102,031	7,681,223	8,224,551
Occupancy percentage - licensed beds	80.7%	81.6%	81.1%	82.2%
Occupancy percentage - operating beds	84.1%	84.6%	84.5%	85.2%
Skilled mix	18.9%	19.7%	19.6%	20.3%
Average daily census	42,200	45,077	42,438	45,440
Revenue per patient day (skilled nursing facilities)
Medicare Part A	$528	$530	$526	$527
Insurance	461	461	458	456
Private and other	337	328	335	323
Medicaid	223	218	223	218
Medicaid (net of provider taxes)	204	198	204	198
Weighted average (net of provider taxes)	$274	$272	$275	$273
Patient days by payor (skilled nursing facilities)
Medicare	400,370	462,145	834,094	959,782
Insurance	285,935	304,107	591,221	624,418
Total skilled mix days	686,305	766,252	1,425,315	1,584,200
Private and other	227,920	259,577	454,823	522,875
Medicaid	2,726,538	2,872,360	5,405,661	5,713,784
Total Days	3,640,763	3,898,189	7,285,799	7,820,859
Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	11.0%	11.9%	11.4%	12.3%
Insurance	7.9%	7.8%	8.2%	8.0%
Skilled mix	18.9%	19.7%	19.6%	20.3%
Private and other	6.3%	6.7%	6.2%	6.7%
Medicaid	74.8%	73.6%	74.2%	73.0%
Total	100.0%	100.0%	100.0%	100.0%
Facilities at end of period
Skilled nursing facilities
Leased	341	363	341	363
Owned	44	44	44	44
Joint Venture	5	5	5	5
Managed *	35	35	35	35
Total skilled nursing facilities	425	447	425	447
Total licensed beds	52,232	55,105	52,232	55,105
Assisted/Senior living facilities:
Leased	19	19	19	19
Owned	4	4	4	4
Joint Venture	1	1	1	1
Managed	2	2	2	2
Total assisted/senior living facilities	26	26	26	26
Total licensed beds	2,209	2,182	2,209	2,182
Total facilities	451	473	451	473

Total Jointly Owned and Managed— (Unconsolidated)	15	15	15	15

REHABILITATION THERAPY SEGMENT**:

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue mix %:
Company-operated	37%	38%	37%	38%
Non-affiliated	63%	62%	63%	62%
Sites of service (at end of period)	1,424	1,528	1,424	1,528
Revenue per site	$158,619	$149,634	$315,914	$307,594
Therapist efficiency %	68%	68%	68%	68%

* In 2018 and 2017, includes 20 facilities located in Texas for which the real estate is owned by Genesis.

** Excludes respiratory therapy services.

Reasons for Non-GAAP Financial Disclosure

The following discussion includes references to Adjusted EBITDAR, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures (collectively, Non-GAAP Financial Measures). A Non-GAAP Financial Measure is a numerical measure of a registrant’s historical or future financial performance, financial position and cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States.  We have provided reconciliations of the Non-GAAP Financial Measures to the most directly comparable GAAP financial measures.

We believe the presentation of Non-GAAP Financial Measures provides useful information to investors regarding our results of operations because these financial measures are useful for trending, analyzing and benchmarking the performance and value of our business.  By excluding certain expenses and other items that may not be indicative of our core business operating results, these Non-GAAP Financial Measures:

•allow investors to evaluate our performance from management’s perspective, resulting in greater transparency with respect to supplemental information used by us in our financial and operational decision making;

•facilitate comparisons with prior periods and reflect the principal basis on which management monitors financial performance;

•facilitate comparisons with the performance of others in the post-acute industry;

•provide better transparency as to the measures used by management and others who follow our industry to estimate the value of our company; and

•allow investors to view our financial performance and condition in the same manner as our significant landlords and lenders require us to report financial information to them in connection with determining our compliance with financial covenants.

We use Non-GAAP Financial Measures primarily as performance measures and believe that the GAAP financial measure most directly comparable to them is net income (loss) attributable to Genesis Healthcare, Inc.  We use Non-GAAP Financial Measures to assess the value of our business and the performance of our operating businesses, as well as the employees responsible for operating such businesses.  Non-GAAP Financial Measures are useful in this regard because they do not include such costs as interest expense, income taxes and depreciation and amortization expense which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates.  By excluding such factors when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, we are better able to evaluate value and the operating performance of the business unit and the employees responsible for business unit performance.  Consequently, we use these Non-GAAP Financial Measures to determine the extent to which our employees have met performance goals, and therefore the extent to which they may or may not be eligible for incentive compensation awards.

We also use Non-GAAP Financial Measures in our annual budget process.  We believe these Non-GAAP Financial Measures facilitate internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance.  The presentation of these Non-GAAP Financial Measures is consistent with our past practice and we believe these measures further enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

Although we use Non-GAAP Financial Measures as financial measures to assess value and the performance of our business, the use of these Non-GAAP Financial Measures is limited because they do not consider certain material costs necessary to operate the business.  These costs include our lease expense (only in the case of Adjusted EBITDAR), the cost to service debt, the depreciation and amortization associated with our long-lived assets, losses on early extinguishment of debt, transaction costs, long-lived asset impairment charges, federal and state income tax expenses, the operating results of our discontinued businesses and the income or loss attributable to noncontrolling interests.  Because Non-GAAP Financial Measures do not consider these important elements of our cost structure, a user of our financial information who relies on Non-GAAP Financial Measures as the only measures of our performance could draw an incomplete or misleading conclusion regarding our financial performance.  Consequently, a user of our financial information should consider net loss attributable to Genesis Healthcare, Inc. as an important measure of its financial performance because it provides the most complete measure of our performance.

Other companies may define Non-GAAP Financial Measures differently and, as a result, our Non-GAAP Financial Measures may not be directly comparable to those of other companies.  Non-GAAP Financial Measures do not represent net income (loss), as defined by GAAP. Non-GAAP Financial Measures should be considered in addition to, not as a substitute for, or superior to, GAAP Financial Measures.

We use the following Non-GAAP Financial Measures that we believe are useful to investors as key valuation and operating performance measures:

EBITDA

We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (interest expense) and our asset base (depreciation and amortization expense) from our operating results.  In addition, financial covenants in our debt agreements use EBITDA as a measure of compliance.

Adjustments to EBITDA

We adjust EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance,  in the case of Adjusted EBITDA.  We believe that the presentation of Adjusted EBITDA, when combined with GAAP net loss attributable to Genesis Healthcare, Inc., and EBITDA, is beneficial to an investor’s complete understanding of our operating performance. In addition, such adjustments are substantially similar to the adjustments to EBITDA provided for in the financial covenant calculations contained in our lease and debt agreements.

We adjust EBITDA for the following items:

•

(Gain) loss on early extinguishment of debt. We recognize gains or losses on the early extinguishment of debt when we refinance our debt prior to its original term, requiring us to write-off any unamortized deferred financing fees.  We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe these gains and losses do not accurately reflect the underlying performance of our operating businesses.

•

Other (income) loss.  We primarily use this income statement caption to capture gains and losses on the sale or disposition of assets.  We exclude the effect of such gains and losses because we believe they do not accurately reflect the underlying performance of our operating businesses.

•

Transaction costs. In connection with our acquisition and disposition transactions, we incur costs consisting of investment banking, legal, transaction-based compensation and other professional service costs.  We exclude acquisition and disposition related transaction costs expensed during the period because we believe these costs do not reflect the underlying performance of our operating businesses.

•

Customer receivership and other related charges. We excluded the non-cash costs related to $35.6 million of charges recorded in the three and six months ended June 30, 2017 related to customer receivership proceedings and the related respective write-down of unpaid accounts receivable.  We believe these charges are caused by the challenging operating environment, particularly for highly levered customers of our rehabilitation therapy business.  Accordingly, we believe these costs do not accurately reflect the underlying performance of our operating businesses.

•

Long-lived asset impairments.  We exclude non-cash long-lived asset impairment charges because we believe including them does not reflect the ongoing performance of our operating businesses.  Additionally, such impairment charges represent accelerated depreciation expense, and depreciation expense is also excluded from EBITDA.

•

Goodwill and identifiable intangible asset impairments.  We exclude non-cash goodwill and identifiable intangible asset impairment charges because we believe including them does not reflect the ongoing operating performance of our operating businesses.

•

Severance and restructuring.  We exclude severance costs from planned reduction in force initiatives associated with restructuring activities intended to adjust our cost structure in response to changes in the business environment.  We believe these costs do not reflect the underlying performance of our operating businesses.  We do not exclude severance costs that are not associated with such restructuring activities.

•

(Income) losses of newly acquired, constructed or divested businesses.  The acquisition and construction of new businesses is an element of our growth strategy.  Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition.  Newly constructed or developed businesses also generate losses while in their start-up phase.  We view these losses as both temporary and an expected component of our long-term investment in the new venture.  We adjust these losses when computing Adjusted EBITDA in order to better analyze the performance of our mature ongoing business.  The activities of such businesses are adjusted when computing Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA.  The divestiture of underperforming or non-strategic facilities is also an element of our business strategy.  We eliminate the results of divested facilities beginning in the quarter in which they become divested.  We view the income or losses associated with the wind-down of such divested facilities as not indicative of the performance of our ongoing operating business.

•

Stock-based compensation.  We exclude stock-based compensation expense because it does not result in an outlay of cash and such non-cash expenses do not reflect the underlying performance of our operating businesses.

•

Other Items.  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of our operating businesses.  In the current reporting periods, we incurred the following expenses that we believe are non-recurring in nature and do not reflect ongoing operating performance of the Company or our operating businesses.

(1)

Regulatory defense and related costs – We exclude the costs of investigating and defending the inherited legal matters associated with prior transactions.  We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters. Also, we do not believe the excluded costs reflect underlying performance of our operating businesses.

See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to EBITDA and Adjusted EBITDA included herein.

Adjusted EBITDAR

We use Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures.  Adjusted EBITDAR is also a commonly used measure to estimate the enterprise value of businesses in the healthcare industry. In addition, financial covenants in our lease agreements use Adjusted EBITDAR as a measure of compliance.

The adjustments made and previously described in the computation of Adjusted EBITDA are also made when computing Adjusted EBITDAR.  See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to Adjusted EBITDAR included herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

(IN THOUSANDS)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Net loss attributable to Genesis Healthcare, Inc.	$(39,612)	$(65,156)	$(108,150)	$(115,917)
Adjustments to compute EBITDA:
Loss from discontinued operations, net of taxes	—	47	—	68
Net loss attributable to noncontrolling interests	(23,245)	(40,394)	(63,380)	(73,246)
Depreciation and amortization expense	63,495	60,227	114,998	124,596
Interest expense	117,955	124,288	232,992	249,042
Income tax (benefit) expense	(886)	2,803	(539)	4,087
EBITDA	$117,707	$81,815	175,921	188,630
Adjustments to compute Adjusted EBITDA:
(Gain) loss on early extinguishment of debt	(501)	2,301	9,785	2,301
Other (income) loss	(22,220)	4,190	(22,152)	13,224
Transaction costs	3,112	3,781	15,207	6,806
Customer receivership and other related charges	—	35,566	—	35,566
Long-lived asset impairments	27,257	—	55,617	—
Goodwill and identifiable intangible asset impairments	1,132	—	1,132	—
Severance and restructuring	3,493	514	6,333	4,694
(Income) losses of newly acquired, constructed, or divested businesses	(925)	6,276	2,175	10,269
Stock-based compensation	2,129	2,480	4,556	4,766
Regulatory defense and other related costs (1)	31	194	187	451
Adjusted EBITDA	$131,215	$137,117	$248,761	$266,707

Additional lease payments not included in GAAP lease expense	$74,564	$86,704	$152,496	$173,328
Total cash lease payments made pursuant to operating leases, capital leases and financing obligations	106,675	124,938	217,678	247,662

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Net loss attributable to Genesis Healthcare, Inc.	$(39,612)	$(65,156)	$(108,150)	$(115,917)
Adjustments to compute Adjusted EBITDAR:
Loss from discontinued operations, net of taxes	—	47	—	68
Net loss attributable to noncontrolling interests	(23,245)	(40,394)	(63,380)	(73,246)
Depreciation and amortization expense	63,495	60,227	114,998	124,596
Interest expense	117,955	124,288	232,992	249,042
Income tax (benefit) expense	(886)	2,803	(539)	4,087
Lease expense	32,111	38,234	65,182	74,334
(Gain) loss on early extinguishment of debt	(501)	2,301	9,785	2,301
Other (income) loss	(22,220)	4,190	(22,152)	13,224
Transaction costs	3,112	3,781	15,207	6,806
Customer receivership and other related charges	—	35,566	—	35,566
Long-lived asset impairments	27,257	—	55,617	—
Goodwill and identifiable intangible asset impairments	1,132	—	1,132	—
Severance and restructuring	3,493	514	6,333	4,694
(Income) losses of newly acquired, constructed, or divested businesses	(925)	6,276	2,175	10,269
Stock-based compensation	2,129	2,480	4,556	4,766
Regulatory defense and other related costs (1)	31	194	187	451
Adjusted EBITDAR	$163,326	$175,351	$313,943	$341,041